Exhibit 99.1

FDA Grants Orphan Drug Status for Personalized Lymphoma Vaccine

TAMPA, FLORIDA – January 7, 2010 – Biovest International, Inc. (Other OTC: BVTI) today announced that the U.S. Food and Drug Administration (FDA) has granted Orphan Drug Designation to BiovaxID®, Biovest’s personalized lymphoma vaccine. BiovaxID represents a new class of active immunotherapy and is one of the few select late-stage patient-specific cancer vaccines vying to be among the first to reach market.

With FDA Orphan Drug Status, Biovest has a seven-year period of market exclusivity for BiovaxID upon approval, thereby offering competitive protection from similar drugs of the same class. Orphan Drug Status also provides Biovest with eligibility to receive potential tax credit benefits, potential grant funding for research and development and significantly reduced filing fees for marketing applications. Based on statistically significant Phase III study data demonstrating an extended disease-free survival benefit, Biovest expects to file a Biologic License Application (BLA) with the FDA by approximately mid-year in order to seek U.S. approval of BiovaxID. The Company also expects to file regulatory applications seeking approvals in Europe and Canada.

In other news, Biovest announced that the Company will present at the Biotechnology Showcase to be held in San Francisco next week, running concurrent with the JP Morgan 28th Annual Healthcare Conference.

Event: Biotechnology Showcase™ 2010

Place: Marines’ Memorial Club & Hotel, San Francisco

Biovest Presentation Day/Time: Wednesday, January 13th at 9:00 a.m. (PST)

Conference Website: www.ebdgroup.com/bts/

If qualified investors or corporate partnering candidates are interested in scheduling a meeting with Biovest in San Francisco, please contact Douglas Calder at 813-864-2558 or dwcalder@biovest.com.

According to Biovest’s President, Mr. Samuel S. Duffey, the Biotechnology Showcase kicks off the year with an opportunity to update institutional investors, bankers and analysts as the Company prepares to emerge from reorganization. “We expect to make announcements in the near future that will demonstrate that we have taken full advantage of the reorganization process in restructuring debt and contractual obligations. We anticipate emerging from reorganization in the first part of 2010 with our current shareholder base successfully preserved and with a greatly improved balance sheet, which will enable management to focus on executing our business and drug development plans,” stated, Mr. Duffey.

About Biovest International, Inc.

Biovest International, Inc. is an emerging leader in the field of personalized immunotherapies targeting life-threatening cancers of the blood system. Developed in collaboration with the National Cancer Institute, BiovaxID® is a patient-specific, anti-lymphoma cancer vaccine, demonstrating statistically significant Phase III clinical benefit by prolonging disease-free survival in patients suffering from indolent follicular non-Hodgkin’s lymphoma. Biovest has developed and markets a proprietary line of automated hollow fiber bioreactor systems, including the innovative AutovaxID™ which is a production platform for the scalable manufacture of difficult-to-produce biologics including personalized medicines, monoclonal antibodies, cell culture vaccines and therapeutics targeting highly infectious agents. Since 1981, Biovest has been offering its clients a wide range of instrumentation and cell culture contract manufacturing services. Headquartered in Tampa, Florida with its bio-manufacturing facility based in Minneapolis, Minnesota, Biovest is publicly-traded on the Over-the-Counter (OTC) market with the stock-ticker symbol “BVTI”, and is a majority-owned subsidiary of Accentia Biopharmaceuticals, Inc. (Other OTC: ABPIQ).

For further information, please visit: http://www.biovest.com

Biovest International, Inc. Corporate Contact:

Douglas Calder, Director of Investor Relations & Public Relations

Phone: (813) 864-2558 / Email: dwcalder@biovest.com

Forward-Looking Statements:

Statements in this release that are not strictly historical in nature constitute “forward-looking statements.” Such statements include, but are not limited to statements about BiovaxID®, AutovaxID™, events occurring after dates hereof, and any other statements relating to products, product candidates, product development programs, the FDA or clinical study process including the commencement, process, or completion of clinical trials or the regulatory process. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, expectations and intentions, and other statements identified by words such as “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” or similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results of Biovest to be materially different from historical results or from any results expressed or implied by such forward-looking statements. These factors include, but are not limited to, risks and uncertainties related to the progress, timing, cost, and results of clinical trials and product development programs; difficulties or delays in obtaining regulatory approval for product candidates; competition from other pharmaceutical or biotechnology companies; and the additional risks discussed in filings with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement, and Biovest undertakes no obligation to revise or update this news release to reflect events or circumstances after the date hereof. The product names used in this statement are for identification purposes only. All trademarks and registered trademarks are the property of their respective owners.